UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1—9278	31—1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  480-781-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐       Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                     Entry into a Material Definitive Agreement.

On September 29, 2017, Carlisle Construction Materials, LLC (“Carlisle Construction”), a Delaware limited liability company and wholly owned subsidiary of Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Accella Performance Materials LLC, a Delaware limited liability company and Accella Holdings LLC, a Delaware limited liability company (“Accella”). Accella, operating through its subsidiaries, is a North American specialty polyurethanes platform, offering a broad range of polyurethane products and solutions across a broad diversity of markets and applications. Pursuant to the Purchase Agreement, Carlisle, through Carlisle Construction, will acquire, for cash consideration of $670 million (subject to certain adjustments for the levels of cash, indebtedness and working capital at closing), all of the issued and outstanding equity interests in Accella and its direct and indirect subsidiaries (together the “Acquired Companies”).

The Purchase Agreement contains representations, warranties, covenants and indemnification provisions.  The consummation of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including, among others, the accuracy of the representations and warranties of the parties (generally subject to materiality standards), the absence of any “Material Adverse Effect” on the Acquired Companies, the satisfaction or waiver of all conditions in the Purchase Agreement and material compliance by the parties with their respective obligations under the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in Carlisle’s periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Purchase Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 7.01.                                     Regulation FD Disclosure.

On October 2, 2017, Carlisle announced that its wholly owned subsidiary, Carlisle Construction, had entered into a definitive agreement to purchase the Acquired Companies for aggregate cash consideration of $670 million, subject to certain adjustments for the levels of cash, indebtedness and working capital at closing.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Securities Purchase Agreement, dated September 29, 2017, between Accella Performance Materials LLC, Accella Holdings LLC and Carlisle Construction Materials, LLC.*
99.1	Press Release of Carlisle Companies Incorporated, dated October 2, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2017

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer